Exhibit (s)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENT, the person whose signature appears below hereby constitutes and appoints each of Lawrence E. Golub, David B. Golub and Ross A. Teune as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form N-2 and any registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or his substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Lofton Holder	Director	February 11, 2021
Lofton Holder